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                                                                   EXHIBIT 10.56


                        TENTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT
                           (RECEIVABLES AND INVENTORY)


         This Tenth Amendment to Second Amended and Restated Credit Agreement (Receivables and Inventory) (this "Amendment") is entered into as of February 4, 1998, among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc. ("East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), GT and Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower."

                                    RECITALS

        A. Bank, Borrowers, and GT are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as modified by amendments dated September 15, 1996, October 15, 1996, October 31, 1996, February 13, 1997, March 14, 1997, August 15, 1997, September 11, 1997, October 23, 1997, and November 18, 1997 (as amended, the "Credit Agreement").

        B. The parties hereto now desire to amend the Credit Agreement on the terms and conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

        2. Amendments. The Credit Agreement shall be amended as follows:

             (a) Subparagraphs (iii) and (iv) of the definition of "Borrowing Base" in Paragraph 1.1 are amended in full to read as follows:

                 "(iii) During the period from and including the date hereof to and including February 27, 1998 only, $11,000,000;

                 (iv) During the period from and including February 28, 1998 to and including April 30, 1998 only, $5,000,000;"

             (b) A new Subparagraph (v) is added to the definition of "Borrowing Base" in Paragraph 1.1 as follows:

                 "(v) During the period from and including the date hereof to and including February 28, 1998 only, $4,000,000;


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             (c) The definition of "Supplemental Overadvance Portion" is added to Paragraph 1.1 in alphabetical order as follows:

                 "`Supplemental Overadvance Portion' means all or such part of the outstanding principal balance of credit provided under the Revolving Facility which at any time exceeds the sum of subparagraphs (a)(i) through (a)(iv), inclusive, of the Borrowing base."

             (d) Paragraph 2.2(c) is amended in full to read as follows:

                 "(c) Excluding advances comprising the Supplemental Overadvance
             Portion, advances under the Revolving Facility shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin or, subject to the requirements set forth in Section 2.6, the Offshore Rate plus the Applicable Margin, the LIBOR Rate plus the Applicable Margin, or, until March 31, 1997 only, the CD Rate plus the Applicable Margin, or a combination thereof; provided, however, that no more than seven designations of optional interest rates under the Revolving Facility and Term Loan may be in effect at any one time. No CD Rate Portion may be outstanding after March 31, 1997. Advances under the Supplemental Overadvance Portion shall bear interest at a rate per annum equal to the Reference Rate plus three and one-half (3.5) percentage points."

             (e) New Paragraphs 8.6(l) and 8.6(m) are added as follows:

                 "(l) indebtedness owing by Riteway Products Canada Ltd. to
             Deutsche Financial Services, a division of Deutsche Bank Canada, under a line of credit not to exceed at any one time CD$9,000,000 (the "Deutsche Financing"); and

                 (m) obligations owing by GT to Deutsche Financial Services, a division of Deutsche Bank Canada, under a guaranty supporting the Deutsche Financing."

             (f) A new Paragraph 8.7(o) is added as follows:

                 "(o) liens on certain personal property owned by Riteway
             Products Canada Ltd. securing the Deutsche Financing."

             (g) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

        3. Fee. Concurrently with the execution of this Amendment, Borrowers will pay to Bank a fee of $10,000.

        4. Representations and Warranties. Borrowers and GT represent and warrant to Bank that: (i) no Event of Default under Credit Agreement and no event which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing; (ii) Borrowers' and GT's representations and warranties made under the Credit Agreement are true as of the date hereof;
(iii) the making and performance by Borrowers and GT of this Amendment have been duly authorized by all necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.


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        5. Conditions. This Amendment will not become effective until Bank has received the following:

             (a) An original of this Amendment, executed by Borrowers, GT, and Bank; and

             (b) The fee provided in Paragraph 3 above.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA NATIONAL                           GT BICYCLES CALIFORNIA, INC.
TRUST AND SAVINGS ASSOCIATION                      RITEWAY PRODUCTS EAST, INC.
                                                   RITEWAY PRODUCTS NORTH
                                                     CENTRAL, INC.
By: /s/ E. M. AMENDT                               RITE-WAY DISTRIBUTORS
    -----------------------------                    CENTRAL, INC.
        E.M. Amendt                                RITE-WAY DISTRIBUTORS, INC.
        Vice President                              GT BICYCLES, INC.


                                                   By: /s/ MICHAEL HAYNES
                                                       -------------------------
                                                        Michael Haynes
                                                        President



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